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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         _______________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                          _____________________________

Date of report (Date of earliest event reported)      November 6, 2002
                                                 ---------------------

                          INSPIRE PHARMACEUTICALS, INC.
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                        000-31135              04-3209022
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(State or Other Jurisdiction            (Commission           (I.R.S. Employer
      of Incorporation)                 File Number)         Identification No.)


4222 Emperor Boulevard, Suite 470, Durham, North Carolina             27703-8466
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(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code     (919) 941-9777
                                                  ------------------------------


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          (Former Name or Former Address, If Changed Since Last Report)



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Item 5.   Other Events.

On November 6, 2002, Inspire Pharmaceuticals, Inc. issued the following press release:

    "INSPIRE PHARMACEUTICALS ANNOUNCES RESULTS OF PHASE II TRIAL OF INS37217
                    INTRANASAL FOR TREATMENT OF COMMON COLD
                 --Third Positive Trial in Intranasal Program--

"DURHAM, NC - November 6, 2002 - Inspire Pharmaceuticals, Inc. (Nasdaq: ISPH) today announced results from a Phase II clinical trial for INS37217 Intranasal in patients with upper respiratory infection, i.e., common cold. Results from the study were positive, demonstrating statistically significant improvement (p-value * 0.05) compared to placebo in post-nasal drip and malaise at multiple doses and on multiple days over the 14-day study period. In addition, positive and consistent trends were demonstrated across multiple other symptoms as compared to placebo, including improvements in rhinorrhea (runny nose), nasal congestion, cough, facial pain and pressure and sleep disturbance. INS37217 Intranasal was well tolerated in patients, with no serious drug-related adverse events reported. Importantly, these results are consistent with the results seen with INS37217 Intranasal in Phase I/II and Phase II studies of patients with perennial allergic rhinitis (PAR). INS37217 Intranasal demonstrated activity at multiple doses; however, the 10mg/ml dose delivered twice daily has consistently demonstrated the greatest improvement as compared to placebo in three consecutive studies, and is the dose that will be taken forward for the first Phase III study of INS37217 Intranasal in patients with PAR, which is targeted for initiation by the end of 2002.

"'This is the third study of INS37127 Intranasal in which we have seen statistically significant and clinically meaningful improvement in key upper respiratory symptoms,' stated Christy L. Shaffer, Ph.D., CEO of Inspire. 'These results provide strong rationale for progressing this innovative product candidate rapidly. While the priority planned indication will be for allergic rhinitis, these results support the potential use of INS37217 Intranasal for a broad range of upper respiratory disorders that are characterized by congestion, rhinorrhea, post-nasal drip, facial pain and pressure and other nasal symptoms.'

"The multi-center Phase II study of INS37217 Intranasal in patients with common cold was a double-blind, placebo-controlled, dose-ranging trial conducted in 101 patients. Patients were dosed for 6 days and symptom scores were recorded for a total of 14 days.

"Birgit Winther, M.D., D.Sc., Assistant Professor of Otolaryngology at the University of Virginia and an investigator in the study, stated, 'This nasal spray is novel in that it appears to improve a variety of nasal symptoms by enhancing the clearance of nasal secretions. The effects appear most striking in improving lingering symptoms. This product candidate may have the potential to reduce the inappropriate use of antibiotics in treating common cold.'

"About Common Cold
"Common cold is caused by a variety of viral pathogens, most commonly rhinovirus or coronavirus, and is characterized by multiple nasal symptoms including congestion, rhinorrhea, malaise and sneezing. Colds are the leading reason for physician visits in the United States resulting in over 60 million visits by adults and children annually. The duration of cold symptoms is typically 7-11 days, with 25% of patients having symptoms that continue for 2 weeks.

* means less than

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"About INS37217 Intranasal
"INS37217 Intranasal is a P2Y\\2\\ agonist designed to enhance mucosal hydration and mucociliary clearance in airway tissues by activating receptors on the mucosal surface. It is believed to be potentially useful across a wide variety of upper respiratory disorders involving impaired nasal clearance, including rhinosinusitis, allergic rhinitis (both seasonal and perennial) and common cold. This approach could provide significant benefit to patients without the potential side effects associated with antihistamines and corticosteroids. Results from the Phase I/II study of INS37217 Intranasal were announced in March and will be presented in an oral presentation at the American College of Allergy, Asthma and Immunology in San Antonio on November 17/th/ at 2:00 pm.

"About Inspire
Inspire Pharmaceuticals, Inc. discovers and develops new drugs to treat diseases characterized by deficiencies in the body's innate defense mechanisms of mucosal hydration and mucociliary clearance, as well as other non-mucosal disorders. Mucosal defense mechanisms are the natural way that the body defends its mucosal surfaces against dust, pollutants, bacteria and viruses. Inspire's lead product candidates target ophthalmic and respiratory diseases with inadequate current treatments and which represent large therapeutic market opportunities. Inspire has development and commercialization alliances with Allergan, Inc., Kissei Pharmaceutical Co., Ltd., Santen Pharmaceutical Co., Ltd. and Kirin Brewery Co., Ltd., and has a collaboration with Cystic Fibrosis Foundation Therapeutics. Inspire's products are based on proprietary technology relating to P2Y\\2\\ receptors and to non-P2Y\\2\\ receptors that show therapeutic promise, including P2Y\\12\\.

"Forward-Looking Statements
"The forward-looking statements in this news release relating to management's expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue and earnings expectations, intellectual property rights and litigation, competitive products, results of clinical trials, the need for additional research and testing, delays in manufacturing, funding and the timing and content of decisions made by regulatory authorities, including the United States Food and Drug Administration. Further information regarding factors that could affect Inspire's results is included in Inspire's filings with the Securities and Exchange Commission. Inspire undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events."

                                    * * * * *

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Inspire Pharmaceuticals, Inc.

                                         By:  /s/ Gregory J. Mossinghoff
                                            ------------------------------------
                                                  Gregory J. Mossinghoff
                                                  President, Treasurer and
                                                  Secretary

Dated:  November 6, 2002